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                                                                       EXHIBIT 5

                            GIBSON, DUNN & CRUTCHER
                                    LAWYERS
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197

                                 June 16, 1995

The Times Mirror Company
Times Mirror Square
Los Angeles, California 90053

         Re:  Registration Statement on Form S-8 covering
              6,726,038 Shares of Series A Common Stock
              -------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The Times Mirror Company, a Delaware corporation formerly named New TMC Inc. (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 6,726,038 shares of Series A Common Stock, $1.00 par value per share, of the Company (the "Shares"), which have been reserved for issuance pursuant to awards granted or to be granted under the Company's 1992 Key Employee Long-Term Incentive Plan or 1987 Restricted Stock Plan (collectively, the "Plans").

     We have examined, among other things, the Company's Restated Certificate of Incorporation and Bylaws, the Plans and related agreements, and records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Shares. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plans and related agreements, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            GIBSON, DUNN & CRUTCHER

PFZ:JS:MAL